UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHING7TON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2020
NEUROCRINE BIOSCIENCES, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-22705	33-0525145
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12780 El Camino Real,
San Diego,	California	92130
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (858) 617-7600
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, $0.001 par value	NBIX	Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On June 12, 2020, Neurocrine Biosciences, Inc. (the “Company”) entered into an Exclusive License Agreement with Takeda Pharmaceutical Company Limited (the “License Agreement”), which provides that the License Agreement becomes effective upon the expiration or termination of applicable waiting periods and the receipt of any required approvals or clearances under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2020. The expiration of the applicable waiting periods under the HSR Act was on July 27, 2020 and the License Agreement became effective on July 28, 2020 (the “Effective Date”). Under the terms of the License Agreement, the Company has agreed to pay Takeda an upfront payment of $120.0 million (minus an earnest money deposit already paid by the Company to Takeda) within five business days after the Effective Date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEUROCRINE BIOSCIENCES, INC.

Dated: July 28, 2020	/s/ Darin M. Lippoldt
Darin M. Lippoldt
Chief Legal Officer